  As filed with the Securities and Exchange Commission on September 10, 1999

                                                Registration No. 333-86403
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ----------------

                             AMENDMENT NO. 1

                                    TO
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               ----------------
                         RELIANT ENERGY, INCORPORATED
            (Exact name of registrant as specified in its charter)

                 Texas                               74-0694415
     (State or other jurisdiction                 (I.R.S. Employer
   of incorporation or organization)             Identification No.)

            1111 Louisiana                         Hugh Rice Kelly
         Houston, Texas 77002             Executive Vice President, General
            (713) 207-3000                           Counsel and
   (Address, including zip code, and             Corporate Secretary
               telephone                           1111 Louisiana
    number, including area code, of             Houston, Texas 77002
             registrant's                          (713) 207-3000
     principal executive offices)        (Name, address, including zip code,
                                                    and telephone
                                        number, including area code, of agent
                                                    for service)

                               ----------------
                                   Copy to:
                               Timothy S. Taylor
                             Baker & Botts, L.L.P.
                                 910 Louisiana
                                One Shell Plaza
                           Houston, Texas 77002-4995
                                (713) 229-1234

                               ----------------
  Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                               ----------------

  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter becomes effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.

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++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+The information in this prospectus is not complete and may be changed. We may + +not sell these securities until the registration statement filed with the + +Securities and Exchange Commission is effective. This prospectus is not an + +offer to sell these securities and it is not soliciting an offer to buy these +
+securities in any state where the offer or sale is not permitted.             +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

             Subject to completion, dated September 10, 1999.

Prospectus

[LOGO OF RELIANT ENERGY, INCORPORATED APPEARS HERE]

Reliant Energy, Incorporated
1111 Louisiana
Houston, Texas 77002
(713) 207-3000

                                 $1,000,000,000
                                Debt Securities

                 ---------------------------------------------

                 We may offer and sell up to $1,000,000,000 of our debt securities in one or more series by using this prospectus. Our debt securities will be unsecured and will be either senior or subordinated obligations. We will establish the terms for our debt securities at the time we sell them and we will describe them in one or more supplements to this prospectus. You should read this prospectus and the related supplement carefully before you invest in our debt securities. This prospectus may not be used to offer and sell our debt securities unless accompanied by a prospectus supplement.

                 ---------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

            The date of this prospectus is September   , 1999.

                               Table of Contents

About This Prospectus.......................................................   2
Where You Can Find More Information.........................................   3
Cautionary Statement Regarding Forward-Looking Information..................   4
Reliant Energy..............................................................   5
Ratio of Earnings to Fixed Charges..........................................   5
Use of Proceeds.............................................................   6
Description of Our Debt Securities..........................................   6
Plan of Distribution........................................................  20
Validity of Securities......................................................  21
Experts.....................................................................  21

                             About This Prospectus

  This prospectus is part of a registration statement we have filed with the SEC using a "shelf" registration process. By using this process, we may offer up to $1,000,000,000 of our debt securities in one or more offerings. This prospectus provides you with a description of the debt securities we may offer. Each time we offer debt securities, we will provide a supplement to this prospectus. The prospectus supplement will describe the specific terms of the offering. The prospectus supplement may also add, update or change the information contained in this prospectus. Please carefully read this prospectus, the applicable prospectus supplement and the information contained in the documents we refer to in the "Where You Can Find More Information" section of this prospectus.

  References in this prospectus to the terms "we," "us" or other similar terms mean Reliant Energy, Incorporated, unless the context clearly indicates otherwise.

  You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not authorized anyone else to provide you with any different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell debt securities in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus is current only as of the date of this prospectus.

                      Where You Can Find More Information

  We file reports and other information with the SEC. You may read and copy any document we file with the SEC at the SEC's Public Reference Room located at 450 Fifth Street, N.W., Washington, D.C. 20549, and at the regional offices of the SEC located at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511, and at 7 World Trade Center, Suite 1300, New York, New York 10048. You may obtain further information regarding the operation of the SEC's Public Reference Room by calling the SEC at 1-800-SEC-0330. Our filings are also available to the public on the SEC's Internet site located at http://www.sec.gov. In addition, you may inspect our reports at the offices of the New York Stock Exchange, Inc. at 20 Broad Street, New York, New York 10005 and at the offices of the Chicago Stock Exchange at 440 South LaSalle Street, Chicago, Illinois 60605.

  The SEC allows us to "incorporate by reference" into this prospectus information we file with the SEC. This means we can disclose important information to you by referring you to the documents containing the information. The information we incorporate by reference is considered to be part of this prospectus, unless we update or supersede that information by the information contained in this prospectus, a prospectus supplement or information that we file subsequently that is incorporated by reference into this prospectus. We are incorporating by reference into this prospectus the following documents that we have filed with the SEC, and our future filings with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934 until the offering of the debt securities is completed:

  .our Annual Report on Form 10-K for the fiscal year ended December 31,
  1998,

  .our Current Report on Form 8-K dated January 29, 1999 and filed with the SEC on February 1, 1999,

  .our Current Report on Form 8-K dated February 25, 1999 and filed with the SEC on February 26, 1999,

  .our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1999,

  .our Current Report on Form 8-K dated July 7, 1999 and filed with the SEC on July 7, 1999, and

  .our Quarterly Report on Form 10-Q for the quarterly period ended June 30,
  1999.

  This prospectus is part of a registration statement we have filed with the SEC relating to our debt securities. As permitted by SEC rules, this prospectus does not contain all of the information included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You should read the registration statement and the exhibits and schedules for more information about us and our debt securities. The registration statement, exhibits and schedules are also available at the SEC's Public Reference Room or through its Internet site.

  You may also obtain a copy of our filings with the SEC at no cost, by writing to or telephoning us at the following address:

                         Reliant Energy, Incorporated
                                1111 Louisiana
                             Houston, Texas 77002
                           Attn: Corporate Secretary
                                (713) 207-3000

          Cautionary Statement Regarding Forward-Looking Information

  This prospectus, including the information we incorporate by reference, contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify our forward-looking statements by the words "anticipate," "estimate," "expect," "forecast," "goal," "objective," "projection" or other similar words.

  We have based our forward-looking statements on our management's beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that assumptions, beliefs, expectations, intentions and projections about future events may and often do vary materially from actual results. Therefore, we cannot assure you that actual results will not differ materially from those expressed or implied by our forward-looking statements.

  The following list identifies some of the factors that could cause actual results to differ from those expressed or implied by our forward-looking statements:

  . state and federal legislative and regulatory initiatives that affect cost and investment recovery, have an impact on rate structures and affect the speed and degree to which competition enters the electric and natural gas industries,

  . changes to our electric utility operations required by or in response to the Texas Electric Choice Plan,

  . industrial, commercial and residential growth in our service territories,

  . the weather and other natural phenomena,

  . the timing and extent of changes in commodity prices and interest rates,

  . changes in environmental and other laws and regulations to which we and our subsidiaries are subject or other external factors over which we have no control,

  . the results of financing efforts,

  . growth in opportunities for our subsidiaries and diversified operations,

  . risks incidental to our overseas operations, including the effects of fluctuations in foreign currency exchange rates,

  . the effect of our accounting policies,

  . the timing and effect of our acquisition of an interest in N.V.
    Energieproduktiebedrijf UNA, and

  . other factors we discuss in this prospectus and our other filings with the SEC.

                                Reliant Energy

  We are a diversified international energy services company. Reliant Energy HL&P, our electric utility division, provides electric utility services to approximately 1.6 million customers in the City of Houston, Texas, and surrounding areas of the Texas Gulf Coast. Reliant Energy Resources Corp. (Resources), our largest subsidiary, is a natural gas utility serving over 2.8 million customers in Arkansas, Louisiana, Minnesota, Mississippi, Oklahoma and Texas. Resources, through its subsidiaries, is also a major interstate natural gas pipeline company and a provider of energy marketing services.

  Our other principal subsidiaries include:

  . Reliant Energy International, Inc., which participates in the privatization of foreign generating and distribution facilities and the development and acquisition of foreign independent power projects, and

  . Reliant Energy Power Generation, Inc., which engages in the acquisition, development, operation and sale of capacity and energy from, domestic and certain international non-utility power generation facilities.

  Subject to certain limited exceptions, we are exempt from regulation as a public utility holding company pursuant to Section 3(a)(2) of the Public Utility Holding Company Act of 1935.

                      Ratio of Earnings to Fixed Charges

  The following table sets forth our ratios of earnings from continuing operations to fixed charges for each of the periods indicated:

                                         Six Months
                                           Ended
                                          June 30,     Year Ended December 31,
                                        ------------ ---------------------------
                                        1999(3) 1998 1998(4) 1997 1996 1995 1994
                                        ------- ---- ------- ---- ---- ---- ----
Ratio of earnings from continuing
operations to fixed charges before
cumulative effect of change in
accounting (1) (2).....................    --   1.20    --   2.41 2.76 2.71 2.89

--------
(1) We do not believe that the ratios for the six-month periods are necessarily indicative of the ratios for the twelve-month periods due to the seasonal nature of our business.
(2) Includes the results of Resources from the date of its acquisition, August 6, 1997, which was accounted for under the purchase method.
(3) Our earnings in the first six months of 1999 were inadequate to cover fixed charges by approximately $142 million. This deficiency resulted from the pre-tax $400 million non-cash, unrealized accounting loss recorded for our 7% Automatic Common Exchange Securities, due 2000 (ACES). Excluding the effect of the after-tax non-cash, unrealized accounting loss of $260 million, the ratio of earnings from continuing operations to fixed charges would have been 1.90.
(4) Our earnings for the year ended December 31, 1998 were inadequate to cover fixed charges by approximately $181 million. This deficiency resulted from the pre-tax $1.2 billion non-cash, unrealized accounting loss recorded for our ACES. Excluding the effect of the after-tax non-cash, unrealized accounting loss of $764 million, the ratio of earnings from continuing operations to fixed charges would have been 2.77.

                                Use of Proceeds

  Unless we inform you otherwise in the prospectus supplement, we anticipate using any net proceeds from the sale of the debt securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

  . working capital,

  . capital expenditures,

  . acquisitions, and

  . the repayment or refinancing of our indebtedness, including inter-company indebtedness.

                      Description of Our Debt Securities

  The debt securities offered by this prospectus will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture we will enter into with Chase Bank of Texas, National Association, as trustee. We will issue subordinated debt securities under an indenture we will enter into with Chase Bank of Texas, National Association, as trustee. We refer to the senior indenture and the subordinated indenture in this prospectus collectively as the "indentures." We have filed the forms of the indentures with the SEC as exhibits to the registration statement covering the debt securities offered by this prospectus. We have summarized selected provisions of the indentures and the debt securities below. This summary is not complete and is qualified in its entirety by reference to the indentures.

  We may issue debt securities from time to time in one or more series under the indentures. We will describe the particular terms of each series of debt securities we offer in a supplement to this prospectus. You should carefully read the summary below, the applicable prospectus supplement and the provisions of the relevant indenture that may be important to you before investing in our debt securities.

  The provisions of each of the indentures are substantially identical in substance, except that Article Sixteen of the subordinated indenture provides for the subordination of the subordinated debt securities, and the senior indenture has no counterpart for that Article. We describe the subordination provisions of the subordinated indenture in the "Subordination Under the Subordinated Indenture" section of this prospectus.

  We have included cross-references in the summary below to refer you to the section numbers of the indentures we are describing. These sections numbers are the same for both of the indentures, unless we state otherwise.

The Terms of the Debt Securities

  We may issue debt securities in separate series from time to time under each of the indentures. The total principal amount of debt securities that may be issued under the indentures is unlimited. We may limit the maximum total principal amount for the debt securities of any series. However, any limit may be increased by resolution of our board of directors. (Section 301) We will establish the terms of each series of debt securities, which may not be inconsistent with the related indenture, in a supplemental indenture. The senior debt securities will rank equally with all of our other unsecured and unsubordinated indebtedness. The subordinated debt securities will rank junior and be subordinate to all of our senior indebtedness as we describe in the "Subordination Under the Subordinated Indenture" section of this prospectus.

  We will describe the specific terms of the series of debt securities being offered in a supplement to this prospectus. These terms will include some or all of the following:

  . the title of the debt securities,

  . whether the debt securities are senior debt securities or subordinated debt securities,

  . the specific indenture under which the debt securities will be issued,

  . any limit on the total principal amount of the debt securities,

  . the date or dates on which the principal of the debt securities will be payable or the method used to determine or extend those dates,

  . the interest rate or rates of the debt securities, if any, or the method used to determine the rate or rates,

  . the date or dates from which interest will accrue on the debt securities, or the method used for determining those dates,

  . the interest payment dates and the regular record dates for interest payments, if any, or the method used to determine those dates,

  . the basis for calculating interest if other than a 360-day year of twelve
    30-day months,

  . the place or places where:

    .payments of principal, premium, if any, and interest on the debt securities will be payable,

    .the debt securities may be presented for registration of transfer or exchange, and

    .notices and demands to or upon us relating to the debt securities may be made,

  . any provisions for redemption of the debt securities,

  . any provisions that would allow or obligate us to redeem or purchase the debt securities prior to their maturity,

  . the denominations in which we will issue the debt securities, if other than denominations of an integral multiple of $1,000,

  . any provisions that would determine the amount of principal, premium, if any, or interest on the debt securities by reference to an index or pursuant to a formula,

  . the currency, currencies or currency units in which the principal, premium, if any, and interest on the debt securities will be payable, if other than $US, and the manner for determining the equivalent principal amount in $US,

  . any provisions for the payment of principal, premium, if any, and interest on the debt securities in one or more currencies or currency units other than those in which the debt securities are stated to be payable,

  . the percentage of the principal amount at which the debt securities will be issued and, if other than 100%, the portion of the principal amount of the debt securities which will be payable if the maturity of the debt securities is accelerated, or the method for determining such portion,

  . if the principal amount to be paid at the stated maturity of the debt securities is not determinable as of one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date, or, in any such case, the manner in which the deemed principal amount is to be determined,

  . any variation of the defeasance and covenant defeasance sections of the relevant indenture and the manner in which our election to defease the debt securities will be evidenced, if other than by a board resolution,

  . whether any of the debt securities will initially be issued in the form of a temporary global security and the provisions for exchanging a temporary global security for definitive debt securities,

  . whether any of the debt securities will be issued in the form of one or more global securities and, if so:

    .the depositories for the global securities,

    .the form of any additional legends to be borne by the global securities,

    . the circumstances under which the global securities may be exchanged, in whole or in part, for debt securities registered, and

    . whether and under what circumstances a transfer of the global securities may be registered in the names of persons other than the depositary for the global securities or its nominee,

  . whether the interest rate of the debt securities may be reset,

  . whether the stated maturity of the debt securities may be extended,

  . any addition to or change in the events of default for the debt securities and any change in the right of the trustee or the holders of the debt securities to declare the principal amount of the debt securities due and payable,

  . any addition to or change in the covenants in the relevant indenture,

  . any additions or changes to the relevant indenture necessary to issue the debt securities in bearer form, registrable or not registrable as to principal, and with or without interest coupons,

  . the appointment of any paying agents for the debt securities, if other than us,

  . the terms of any right to convert or exchange the debt securities into any other securities or property,

  . the terms and conditions, if any, securing the debt securities,

  . any restriction or condition on the transferability of the debt securities, and

  . any other terms of the debt securities consistent with the relevant indenture. (Section 301)

  We may sell the debt securities, including original issue discount securities, at a substantial discount below their stated principal amount. If there are any special United States federal income tax considerations applicable to debt securities we sell at an original discount, we will describe them in the prospectus supplement. In addition, we will describe in the prospectus supplement any special United States federal income tax considerations and any other special considerations for any debt securities we sell which are denominated in a currency or currency unit other than $US.

Form, Exchange and Transfer of the Debt Securities

  We will issue the debt securities in registered form, without coupons. Unless we inform you otherwise in the prospectus supplement, we will only issue debt securities in denominations of integral multiples of $1,000. (Section 302)

  Holders will generally be able to exchange debt securities for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations. (Section 305)

  Holders may present debt securities for exchange or for registration of transfer at the office of the security registrar or at the office of any transfer agent we designate for that purpose. The security registrar or designated transfer agent will exchange or transfer the debt securities if it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any exchange or registration of transfer of debt securities. However, we may require payment of a sum sufficient to cover any tax or other governmental charge payable for the registration of transfer or exchange. Unless we inform you otherwise in the prospectus supplement, we will appoint the trustee as security registrar. We will identify any transfer agent in addition to the security registrar in the prospectus supplement. (Section 305) At any time we may:

  . designate additional transfer agents,

  . rescind the designation of any transfer agent, or

  . approve a change in the office of any transfer agent.

However, we are required to maintain a transfer agent in each place of payment for the debt securities at all times. (Sections 305 and 1002)

  In the event we elect to redeem a series of debt securities, neither we nor the applicable trustee will be required to register the transfer or exchange of any debt security of that series:

  . during the period beginning at the opening of business 15 days before the day we mail the notice of redemption for the series and ending at the close of business on the day the notice is mailed, or

  . if we have selected the series for redemption, in whole or in part, except for the unredeemed portion of the series. (Section 305)

Global Securities

  Unless we inform you otherwise in the prospectus supplement, some or all of the debt securities of any series may be represented, in whole or in part, by one or more global securities. The global securities will have a total principal amount equal to the debt securities they represent. Unless we inform you otherwise in the prospectus supplement, each global security representing debt securities will be deposited with, or on behalf of, The Depository Trust Company, referred to as "DTC," or any other successor depository we may appoint. We refer to DTC or the other depository in this prospectus as the "depositary." Each global security will be registered in the name of the depositary or its nominee. Each global security will bear a legend referring to the restrictions on exchange and registration of transfer of global securities that we describe below and any other matters required by the relevant indenture. Unless we inform you otherwise in the prospectus supplement, we will not issue debt securities in definitive form.

  Global securities may not be exchanged, in whole or in part, for debt securities registered, and no transfer of a global security, in whole or in part, may be registered in the name of any person other than the depositary for the global security or any nominee of the depositary unless:

  . the depositary has notified us that it is unwilling or unable to continue as depositary for the global security or has ceased to be qualified to act as depositary as required by the indentures,

  . an event of default with respect to the global security has occurred and is continuing,

  . we determine in our sole discretion that the global security will be so exchangeable or transferable, or

  . any other circumstances in addition to or in lieu of those described above that we may describe in the prospectus supplement.

All debt securities issued in exchange for a global security or any portion of a global security will be registered in the names directed by the depositary. (Sections 204 and 305)

Regarding DTC

  DTC is:

  . a limited-purpose trust company organized under the New York Banking Law,

  . a "banking organization" within the meaning of the New York Banking Law,

  . a member of the Federal Reserve System,

  . a "clearing corporation" within the meaning of the New York Uniform
    Commercial Code, and

  . a "clearing agency" registered under Section 17A of the Exchange Act.

DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct participants include:

  .securities brokers and dealers,

  .banks,

  .trust companies,

  .clearing corporations and some other organizations.

DTC is owned by a number of direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to DTC's book-entry system is also available to others, such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a direct participant, either directly or indirectly, referred to as indirect participants. The rules applicable to DTC and its participants are on file with the SEC.

  Upon our issuance of debt securities represented by a global security, purchases of debt securities under the DTC system must be made by or through direct participants, which will receive a credit for the debt securities on DTC's records. The ownership interest of each actual purchaser of each debt security, referred to as a beneficial owner, is in turn to be recorded on the direct and indirect participants' records. Beneficial owners will not receive written confirmation from DTC of their purchase. However, beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the direct or indirect participant through which the beneficial owner entered into the transaction. Transfers of ownership interests in the debt securities are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in debt securities, except in the event that use of the book-entry system for the debt securities is discontinued. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a global security.

  So long as the depositary for the global security, or its nominee, is the registered owner of the global security, the depositary or its nominee, as the case may be, will be considered the sole owner or holder of the debt securities represented by the global security for all purposes under the indentures. Except as described above, beneficial owners will not:

  .be entitled to have debt securities represented by the global security registered in their names,

  .receive or be entitled to receive physical delivery of debt securities in definitive form, and

  .be considered the owners or holders thereof under the indentures.

  To facilitate subsequent transfers, all debt securities deposited by participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of debt securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual beneficial owners of the debt securities. DTC's records reflect only the identity of the direct participants to whose accounts the debt securities are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

  Neither DTC nor Cede & Co. will consent or vote with respect to debt securities. Under its usual procedures, DTC mails an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.'s consenting or voting rights to those direct participants to whose accounts the debt securities are credited on the record date, identified in a listing attached to the omnibus proxy.

  We will make payments of principal, premium, if any, and interest on the debt securities represented by the global security registered in the name of the depositary or its nominee through the trustee under the relevant indenture or a paying agent, which may also be the trustee under the relevant indenture, to the depositary or its nominee, as the case may be, as the registered owner of the global security. Neither we, the trustees, nor the paying agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests of the global security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

  We have been advised that DTC will credit direct participants' accounts on the payable date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on the payable date. Payments by participants to beneficial owners will be governed by standing instructions and customary practices, as in the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participant and not of DTC, the paying agent, or us, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, premium, if any, and interest to DTC is either our responsibility or the responsibility of the paying agent. Disbursement of these payments to direct participants is the responsibility of DTC. Disbursement of these payments to the beneficial owners is the responsibility of direct and indirect participants.

  We cannot assure you that DTC will distribute payments on the debt securities made to DTC or its nominee as the registered owner or any redemption or other notices to the participants, or that the participants or others will distribute the payments or notices to the beneficial owners, or that they will do so on a timely basis, or that DTC will serve and act in the manner described in this prospectus. Beneficial owners should make appropriate arrangements with their broker or dealer regarding distribution of information regarding the debt securities that may be transmitted by or through DTC.

  DTC management is aware that some computer applications, systems, and the like for processing data, referred to as "systems," that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Y2K problems." DTC has informed its participants and other members of the financial community that it has developed and is implementing a program so that its systems, as the same relate to the timely payment of distributions, including principal and income payments, to securityholders, book-entry deliveries, and settlement of trades within DTC continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

  However, DTC's ability to properly perform its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the industry that it is contacting, and will continue to contact, third party vendors from whom DTC acquires services to:

  .impress upon them the importance of such services being Y2K compliant, and

  .determine the extent of their efforts for Y2K remediation, and, as appropriate, testing, of their services.

In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

  According to DTC, the foregoing information with respect to DTC has been provided to the industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

  We have obtained the information in this section concerning DTC and the DTC's book-entry system from sources that we believe are reliable. However, we take no responsibility for the accuracy of this information.

Payment and Paying Agents

  Unless we inform you otherwise in the prospectus supplement, we will pay interest on the debt securities to the persons in whose names the debt securities are registered at the close of business on the regular record date for each interest payment. However, unless we inform you otherwise in the prospectus supplement, we will pay the interest payable on the debt securities at their stated maturity to the persons we pay the principal amount of the debt securities. The initial payment of interest on any series of debt securities issued between a regular record date and the related interest payment date will be payable in the manner provided by the terms of the series, which we will describe in the prospectus supplement. (Section 307)

  Unless we inform you otherwise in the prospectus supplement, we will pay principal, premium, if any, and interest on the debt securities at the offices of the paying agents we designate. However, except in the case of a global security, we may pay interest by:

  . check mailed to the address of the person entitled to the payment as it appears in the security register, or

  . by wire transfer in immediately available funds to the place and account designated in writing by the person entitled to the payment as specified in the security register.

We will designate ourselves as the sole paying agent for the debt securities unless we inform you otherwise in the prospectus supplement. If we initially designate any other paying agents for a series of debt securities, we will identify them in the prospectus supplement. At any time, we may designate additional paying agents or rescind the designation of any paying agents. However, we are required to maintain a paying agent in each place of payment for the debt securities at all times. (Sections 307 and 1002)

  Any money deposited with the applicable trustee or any paying agent for the payment of principal, premium, if any, and interest on the debt securities that remains unclaimed for two years after the date the payments became due, may be repaid to us upon our request. After we have been repaid, holders entitled to those payments may only look to us for payment as our unsecured general creditors. The trustees and any paying agents will not be liable for those payments after we have been repaid. (Section 1003)

Covenants

  We will describe any restrictive covenants for any series of debt securities in the prospectus supplement.

Consolidation, Merger and Sale of Assets

  Unless we inform you otherwise in the prospectus supplement, we may not consolidate with or merge into, or convey, transfer or lease our properties and assets substantially as an entirety, to any person, referred to as a "successor person," and we may not permit any person to consolidate with or merge into, or convey, transfer or lease its properties and assets substantially as an entirety to us, unless:

  . the successor person, if any, is a corporation, partnership, trust or other entity organized and validly existing under the laws of any domestic jurisdiction,

  . the successor person assumes our obligations with respect to the debt securities and the relevant indenture,

  . immediately after giving effect to the transaction, no event of default, and no event which, after notice or lapse of time or both, would become an event of default, would occur and be continuing, and

  . we have delivered to the trustee the certificates and opinions required under the relevant indenture. (Section 801)

Events of Default

  Unless the context clearly indicates otherwise, we use the terms "indenture" and "trustee" in this subsection to mean the relevant indenture and the applicable trustee with respect to any series of debt securities we may offer.

  Unless we inform you otherwise in the prospectus supplement, each of the following will be an event of default under the indenture for a series of debt securities:

  . our failure to pay principal or premium, if any, on that series when due,

  . our failure to pay any interest on that series for 30 days,

  . our failure to deposit any sinking fund payment, when due, relating to that series,

  . our failure to perform, or our breach in any material respect of, any other covenant or warranty in the indenture, other than a covenant or warranty included in the indenture solely for the benefit of another series of debt securities, for 90 days after either the trustee or holders of at least 25% in principal amount of the outstanding debt securities of that series have given us written notice of the breach in the manner required by the indenture,

  . specified events involving bankruptcy, insolvency or reorganization, and

  . any other event of default we may provide for that series,

provided, however, that no event described in the fourth, fifth and sixth bullet points above will be an event of default until an officer of the trustee, assigned to and working in the trustee's corporate trust department, has actual knowledge of the event or until the trustee receives written notice of the event at its corporate trust office, and the notice refers to the debt securities generally, us or the indenture. (Section 501)

  If the principal, premium, if any, or interest on any series of debt securities is payable in a currency other than the $US and the currency is not available to us for making payments due to the imposition of exchange controls or other circumstances beyond our control, we may satisfy our obligations to holders of the debt securities by making payment in $US in an amount equal to the $US equivalent of the amount payable in the other currency. This amount will be determined by the trustee by reference to the noon buying rate in The City of New York for cable transfers for the other currency, referred to as the "exchange rate," as reported or otherwise made available by the Federal Reserve Bank of New York on the date of the payment, or, if the exchange rate is not then available, on the basis of the most recently available exchange rate. Any payment made in $US under these circumstances will not be an event of default under the indentures. (Section
501)

  If an event of default for a series of debt securities occurs and is continuing, either the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal amount of the debt securities of that series due and immediately payable. In order to declare the principal amount of the series of debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the series of debt securities.

  This right does not apply if:

  . an event of default described in the fourth or fifth bullet points above occurs, or

  . an event of default described in the sixth bullet point above that applies to all outstanding debt securities occurs.

If any of these events of default occur and is continuing, either the trustee or holders of at least 25% in principal amount of all of the debt securities then outstanding, treated as one class, may declare the principal amount of all of the debt securities then outstanding to be due and payable immediately. In order to declare the principal amount of the debt securities due and immediately payable, the trustee or the holders must deliver a notice that satisfies the requirements of the indenture. Upon a declaration by the trustee or the holders, we will be obligated to pay the principal amount of the debt securities.

  After any declaration of acceleration of a series of debt securities, but before a judgment or decree for payment, the holders of a majority in principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul the declaration of acceleration if all events of default, other than the non-payment of principal have been cured or waived as provided in the indenture. (Section 502) For information as to waiver of defaults, please refer to the "Modification and Waiver" section below.

  If an event of default occurs and is continuing, the trustee will generally have no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders, unless the holders offer reasonable indemnity to the trustee. (Section 603) The holders of a majority in principal amount of the outstanding debt securities of any series will generally have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee for the debt securities of that series, provided that:

  . the direction is not in conflict with any law or the indenture,

  . the trustee may take any other action it deems proper which is not inconsistent with the direction, and

  . the trustee will generally have the right to decline to follow the direction if an officer of the trustee determines, in good faith, that the proceeding would involve the trustee in personal liability or would otherwise be contrary to applicable law. (Section 512)

  A holder of a debt security of any series may only pursue a remedy under the indenture if:

  . the holder gives the trustee written notice of a continuing event of default for that series,

  . holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue that remedy,

  . the holder offers reasonable indemnity to the trustee,

  . the trustee fails to pursue that remedy within 60 days after receipt of the request, and

  . during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request. (Section 507)

However, these limitations do not apply to a suit by a holder of a debt security demanding payment of the principal, premium, if any, or interest on a debt security on or after the date the payment is due. (Section 508)

  We will be required to furnish to the trustee annually a statement by some of our officers regarding our performance or observance of any of the terms of the indenture and, specifying all of our known defaults, if any. (Section
1004)

Modification and Waiver

  Unless the context clearly indicates otherwise, we use the terms "indenture" and "trustee" in this subsection to mean the relevant indenture and the applicable trustee with respect to any series of debt securities we may offer.

  We may enter into one or more supplemental indentures with the trustee without the consent of the holders of the debt securities in order to:

  . evidence the succession of another corporation to us, or successive successions and the assumption of our covenants, agreements and obligations by a successor,

  . add to our covenants for the benefit of the holders or to surrender any of our rights or powers,

  . add events of default for any series of debt securities,

  . add or change any provisions of the indentures to the extent necessary to issue debt securities in bearer form,

  . add to, change or eliminate any provision of the indenture applying to one or more series of debt securities, provided that if such action adversely affects the interests of any holders of debt securities of any series, the addition, change or elimination will become effective with respect to that series only when no security of that series remains outstanding,

  . convey, transfer, assign, mortgage or pledge any property to or with the trustee or to surrender any right or power conferred upon us by the indenture,

  . establish the form or terms of any series of debt securities,

  . provide for uncertificated securities in addition to certificated securities,

  . evidence and provide for successor trustees or to add or change any provisions to the extent necessary to appoint a separate trustee or trustees for a specific series of debt securities,

  . correct any ambiguity, defect or inconsistency under the indenture, provided that such action does not adversely affect the interests of the holders of debt securities of any series,

  . supplement any provisions of the indenture necessary to defease and discharge any series of debt securities, provided that such action does not adversely affect the interests of the holders of any series of debt securities,

  . comply with the rules or regulations of any securities exchange or automated quotation system on which any debt securities are listed or traded, or

  . add, change or eliminate any provisions of the indenture in accordance with any amendments to the Trust Indenture Act, provided that the action does not adversely affect the rights or interests of any holder of debt securities. (Section 901)

  We may enter into one or more supplemental indentures with the trustee in order to add to, change or eliminate provisions of the indenture or to modify the rights of the holders of one or more series of debt securities if we obtain the consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by the supplemental indenture, treated as one class. However, without the consent of the holders of each outstanding debt security affected by the supplemental indenture, we may not enter into a supplemental indenture that:

  . changes the stated maturity of the principal of, or any installment of principal of or interest on, any debt security, except to the extent permitted by the indenture,

  . reduces the principal amount of, or any premium or interest on, any debt security,

  . reduces the amount of principal of an original issue discount security or any other debt security payable upon acceleration of the maturity thereof,

  . changes the place or currency of payment of principal, premium, if any, or interest,

  . impairs the right to institute suit for the enforcement of any payment on any debt security,

  . reduces the percentage in principal amount of outstanding debt securities of any series, the consent of whose holders is required for modification or amendment of the indenture,

  . reduces the percentage in principal amount of outstanding debt securities of any series necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults,

  . makes certain modifications to such provisions with respect to modification and waiver,

  . makes any change that adversely affects the right to convert or exchange any debt security or decrease the conversion or exchange rate or increases the conversion price of any convertible or exchangeable debt security, or

  . changes the terms and conditions pursuant to which any series of debt securities that are secured in a manner adverse to the holders of the debt securities. (Section 902)

  Holders of a majority in principal amount of the outstanding debt securities of any series may waive past defaults or compliance with restrictive provisions of the indenture. However, the consent of holders of each outstanding debt security of a series is required to:

  . waive any default in the payment of principal, premium, if any, or interest, or

  . waive any covenants and provisions of the indenture that may not be amended without the consent of the holder of each outstanding security of the series affected. (Sections 513 and 1006)

  In order to determine whether the holders of the requisite principal amount of the outstanding debt securities have taken an action under the indenture as of a specified date:

  . the principal amount of an original issue discount security that will be deemed to be outstanding will be the amount of the principal that would be due and payable as of such date upon acceleration of the maturity to such date,

  . if, as of such date, the principal amount payable at the stated maturity of a debt security is not determinable, for example, because it is based on an index, the principal amount of such debt security deemed to be outstanding as of such date will be an amount determined in the manner prescribed for such debt security,

  . the principal amount of a debt security denominated in one or more foreign currencies or currency units that will be deemed to be outstanding will be the $US equivalent, determined as of such date in the manner prescribed for such debt security, of the principal amount of such debt security or, in the case of a debt security described in the two preceding bullet points, of the amount described above, and

  . debt securities owned by us or any other obligor upon the debt securities or any of their affiliates will be disregarded and deemed not to be outstanding.

Some debt securities, including those for whose payment or redemption money has been deposited or set aside in trust for the holders and those that have been fully defeased pursuant to Section 1402, will not be deemed to be outstanding. (Section 101)

  We will generally be entitled to set any day as a record date for determining the holders of outstanding debt securities of any series entitled to give or take any direction, notice, consent, waiver or other action under the indenture. In limited circumstances, the trustee will be entitled to set a record date for action by holders. If a record date is set for any action to be taken by holders of a particular series, the action may be taken only by persons who are holders of outstanding debt securities of that series on the record date. To be effective, the action must be taken by holders of the requisite principal amount of the debt securities within a specified period following the record date. For any particular record date, this period will be 180 days or such shorter period as may we may specify, or the trustee may specify, if it set the record date. This period may be shortened or lengthened by not more than 180 days. (Section 104)

Subordination Under the Subordinated Indenture

  We have defined some of the terms we use in this subsection at the end of this subsection.

  The subordinated debt securities issued under the subordinated indenture will be unsecured and junior in right of payment to all of our senior indebtedness. This means we will not be permitted to make a payment on the subordinated debt securities if:

  . any of our senior indebtedness is not paid when due, any applicable grace period with respect to any payment default has ended and the payment default has not been cured or waived or ceased to exist, or

  . the maturity of any of our senior indebtedness has been accelerated because of a default and that acceleration has not been rescinded.

  If our assets are distributed to our creditors upon our dissolution, winding-up or liquidation, whether voluntarily or involuntarily or in bankruptcy, insolvency, receivership, reorganization or other similar proceedings, all principal, premium, if any, interest and any other amounts due or to become due on all senior indebtedness must be paid in full before the holders of the subordinated debt securities are entitled to receive or retain any payment.

  "Debt" in the subordinated indenture means, with respect to any person at any date of determination, without duplication:

  . all indebtedness for borrowed money,

  . all obligations evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses,

  . all obligations under letters of credit or bankers' acceptances or other similar instruments, or related reimbursement obligations, issued on the account of such person,

  . all obligations to pay the deferred purchase price of property or services, except trade payables,

  . all obligations as lessee under capitalized leases,

  . all debt of others secured by a lien on any asset of such person, whether or not the debt is assumed by the person, provided that, for purposes of determining the amount of any debt of the type described in this clause, if recourse with respect to the debt is limited to the asset, the amount of the debt is limited to the lesser of the fair market value of the asset or the amount of the debt,

  . all debt of others guaranteed by such person to the extent such debt is guaranteed by such person, and

  . to the extent not to otherwise included in this definition, all obligations for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity prices, forward contracts, options, swaps, collars and similar arrangements.

  "Senior indebtedness" in the subordinated indenture means the principal, premium, if any, and interest on and all other amounts due in connection with all of our debt, whether created, incurred or assumed before, on or after the date of the subordinated indenture. However, senior indebtedness does not include:

  . debt to any of our subsidiaries,

  . any series of subordinated debt securities under the subordinated indenture,

  . accounts payable or any other indebtedness or monetary obligation to trade creditors arising in the ordinary course of business in connection with the acquisition of goods or services,

  . debt that, when incurred and without respect to any election under
    Section 1111(b) of Title 11, U.S. Code, was without recourse, and

  . other debt which by the terms of the instrument creating or evidencing it is specifically designated as being subordinated to or pari passu with the subordinated debt securities.

  The subordinated indenture does not limit our ability to incur additional indebtedness, including indebtedness that ranks senior in priority of payment to the subordinated debt securities.

Defeasance and Covenant Defeasance

  Unless the context clearly indicates otherwise, we use the terms "indenture" and "trustee" in this subsection to mean the relevant indenture and the applicable trustee with respect to any series of debt securities we may offer.

  Unless we inform you otherwise in the prospectus supplement, the provisions of the indenture relating to defeasance and discharge of indebtedness, or defeasance of restrictive covenants, will apply to the debt securities of any series. (Section 1401)

  Defeasance and Discharge. Section 1402 of the indenture provides that we will be discharged from all of our obligations with respect to the debt securities, except for certain obligations to exchange or register the transfer of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and to hold moneys for payment in trust, upon the deposit in trust for the benefit of the holders of such debt securities of money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest on the debt securities on the respective stated maturities in accordance with the terms of the indenture and the debt securities. Such defeasance or discharge may occur only if, among other things, we have delivered to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling, or there has been a change in tax law, in either case to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit, defeasance and discharge and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge were not to occur. (Sections 1402 and 1404)

  Defeasance of Certain Covenants. Section 1403 of the indenture provides that, in certain circumstances, we may omit to comply with specified restrictive covenants, including any that we may describe in the prospectus supplement, and that in those circumstances the occurrence of certain events of default, which are described in the fourth bullet point above, with respect to such restrictive covenants, under "Events of Default" and any that may be described in the prospectus supplement, will be deemed not to be or result in an event of default, in each case with respect to the debt securities. We, in order to exercise such option, will be required to deposit, in trust for the benefit of the holders of the debt securities, money or U.S. government obligations, or both, which, through the payment of principal and interest in respect thereof in accordance with their terms, will provide money in an amount sufficient to pay the principal, premium, if any, and interest on the debt securities on the respective stated maturities in accordance with the terms of the indenture and the debt securities. We will also be required, among other things, to deliver to the trustee an opinion of counsel to the effect that holders of the debt securities will not recognize gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain obligations and will be subject to federal income tax on the same amount, in the same manner and at the same times as would have been the case if such deposit and defeasance were not to occur. In the event we exercise this option with respect to any debt securities and the debt securities were declared due and payable because of the occurrence of any event of default, the amount of money and U.S. government obligations so deposited in trust would be sufficient to pay amounts due on the debt securities at the time of their respective stated maturities, but might not be sufficient to pay amounts due on such debt securities upon any acceleration resulting from the event of default. In such case, we would remain liable for those payments. (Sections 1403 and 1404)

Notices

  Holders will receive notices by mail at their addresses as they appear in the security register. (Sections 101 and 106)

Title

  We may treat the person in whose name a debt security is registered on the applicable record date as the owner of the debt security for all purposes, whether or not it is overdue. (Section 309)

Governing Law

  New York law will govern the indentures and the debt securities. (Section
112)

Regarding the Trustee

  The Trustee serves as trustee for:

  .our first mortgage bonds aggregating $1.7 billion as of August 1, 1999,

  . our collateralized medium-term notes which are secured as to payment of principal, interest and premium, if any, by our first mortgage bonds, and

  . pollution control bonds previously issued on our behalf aggregating
    $998.2 million as of August 1, 1999, a portion of which is collateralized by our first mortgage bonds.

In addition, the trustee serves as trustee for debt securities of certain of our subsidiaries. We and our affiliates also maintain depositary and other banking relationships with the trustee. Mr. Don D. Jordan, our Chairman of the Board and a member of our board of directors is an advisory director of the trustee, and Mr. R. Steve Letbetter, our President and Chief Executive Officer and a member of our board of directors is an advisory director of Chase Bank of Texas--Houston.

  Affiliates of the trustee are parties to credit agreements under which we and our affiliates have bank lines of credit. We and our affiliates maintain depository and other banking, investment banking, investment management and trust relationships with affiliates of the trustee.

                             Plan of Distribution

  We may sell debt securities:

  . through an underwriter or underwriters,

  . through dealers,

  . through agents,

  . directly to purchasers, including our affiliates, or

  . through a combination of any of these methods.

  We may authorize underwriters, dealers and agents to solicit offers by institutions to purchase debt securities from us pursuant to delayed delivery contracts providing for payment and delivery on a specified date. If we elect to use delayed delivery contracts, we will describe the date of delivery, the conditions of the sale and the commissions payable for solicitation of such contracts in the prospectus supplement.

  We will describe the terms of any offering of debt securities in the prospectus supplement, including:

  . the method of distribution,

  . the name or names of any underwriters, dealers, purchasers or agents, and any managing underwriter or underwriters,

  . the purchase price of the debt securities and the proceeds we receive from the sale,

  . any underwriting discounts, agency fees or other form of underwriters' compensation,

  . any discounts and concessions allowed, reallowed or paid to dealers or agents, and

  . the expected time of delivery of the offered debt securities.

  We may change the initial public offering price and any discount or concessions allowed or reallowed to dealers from time to time.

  If we use underwriters to sell our debt securities, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the offered debt securities if any are purchased. In connection with the sale of debt securities, underwriters may receive compensation from us or from purchasers of debt securities for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell debt securities to or through dealers, and dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents.

  If we use a dealer to sell debt securities, we will sell the debt securities to the dealer as principal. The dealer may then resell the debt securities to the public at varying prices to be determined by the dealer at the time of resale. These dealers may be deemed underwriters, as such term is defined in the Securities Act of 1933, of the debt securities they offer and sell. If we elect to use a dealer to sell debt securities, we will provide the name of the dealer and the terms of the transaction in the prospectus supplement.

  Debt securities may also be offered and sold in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise by one or more remarketing firms acting as principals for their own accounts or as our agents. We will identify any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to a remarketing firm in the prospectus supplement. Remarketing firms may be deemed underwriters under the Securities Act of 1933.

  Underwriters, agents, dealers and some purchasers participating in the distribution of debt securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of debt securities may be deemed to be underwriting discounts and commissions under the Securities Act of 1933.

  Unless we inform you otherwise in the prospectus supplement, none of our directors, officers or employees will solicit or receive a commission in connection with direct sales of debt securities, although these persons may respond to inquiries by potential purchasers and perform ministerial and clerical work in connection with any such direct sales.

  We may enter into agreements with the underwriters, agents, purchasers, dealers or remarketing firms who participate in the distribution of our debt securities that will require us to indemnify them against specified liabilities, including liabilities under the Securities Act of 1933, or to contribute to payments that they or any person controlling them may be required to make for those liabilities. Underwriters, agents or dealers may be our customers. They may also engage in transactions with us or perform services for us or for our affiliates in the ordinary course of business.

  Each series of debt securities will be a new issue with no established trading market. We may elect to list any series of debt securities on an exchange. However, we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of debt securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you that a liquid trading market for the debt securities will develop.

  In connection with an offering, the underwriters or agents may purchase and sell debt securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of bids or purchases for the purpose of preventing or retarding a decline in the market price of the debt securities. Syndicate short positions involve the sale by the underwriters or agents of a greater number of debt securities than they are required to purchase from us in the offering. The underwriters also may impose a penalty bid, in which selling concessions allowed to syndicate members or other broker dealers in respect of the debt securities sold in the offering for their account may be reclaimed by the syndicate if the debt securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the debt securities, which may be higher than the price that might otherwise prevail in the open market, and these activities, if commenced, may be discontinued at any time. These transactions may be effected on the NYSE, in the over-the-counter market or otherwise.

                            Validity of Securities

  The validity of the debt securities will be passed upon for us by Baker & Botts, L.L.P., Houston, Texas. Hugh Rice Kelly, Esq., our Executive Vice President, General Counsel and Corporate Secretary or Rufus S. Scott, our Vice President, Deputy General Counsel and Assistant Corporate Secretary may pass upon other legal matters for us. Any underwriters will be advised about the validity of the debt securities and other legal matters by their own counsel. James A. Baker, III, a senior partner in the law firm of Baker & Botts, L.L.P., is currently one of our directors, and, a beneficial owner of 3,000 shares of our common stock.

                                    Experts

  Our consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 1998 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

  The Company estimates that expenses in connection with the offering described in this Registration Statement will be as follows:

   Securities and Exchange Commission filing fee...................... $278,000
   Blue sky expenses..................................................    5,000
   Attorney's fees and expenses.......................................  120,000
   Independent Auditor's fees and expenses............................   15,000
   Printing and engraving expenses....................................   40,000
   Rating agency fees.................................................  130,000
   Trustee's fees and expenses........................................   10,000
   Miscellaneous expenses.............................................    2,000
                                                                       --------
     Total............................................................ $600,000
                                                                       ========

Item 15. Indemnification of Directors and Officers.

  Article 2.02.A.(16) and Article 2.02-1 of the Texas Business Corporation Act and Article V of the Company's Amended and Restated Bylaws provide the Company with broad powers and authority to indemnify its directors and officers and to purchase and maintain insurance for such purposes. Pursuant to such statutory and Bylaw provisions, the Company has purchased insurance against certain costs of indemnification that may be incurred by it and by its officers and directors.

  Additionally, Article IX of the Company's Restated Articles of Incorporation provides that a director of the Company is not liable to the Company for monetary damages for any act or omission in the director's capacity as director, except that Article IX does not eliminate or limit the liability of a director for (i) breaches of such director's duty of loyalty to the Company and its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) transactions from which a director receives an improper benefit, irrespective of whether the benefit resulted from an action taken within the scope of the director's office, (iv) acts or omissions for which liability is specifically provided by statute and (v) acts relating to unlawful stock repurchases or payments of dividends.

  Article IX also provides that any subsequent amendments to Texas statutes that further limit the liability of directors will inure to the benefit of the directors, without any further action by shareholders. Any repeal or modification of Article IX shall not adversely affect any right of protection of a director of the Company existing at the time of the repeal or modification.

  If the Company uses underwriters to sell debt securities offered hereby, the underwriting agreement to be entered into in connection with the offering of the debt securities, will provide that the Underwriters shall indemnify the Company, its directors and certain officers of the Company against liabilities resulting from information furnished by or on behalf of the Underwriters specifically for use in the Registration Statement.

  See "Item 17. Undertakings" for a description of the Commission's position regarding such indemnification provisions.

Item 16. Exhibits.

  See Index to Exhibits at page II-5.

Item 17. Undertakings.

  (a) The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

  provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

  (d) The undersigned registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or
  (4) or 497(h) under the Act shall be deemed to be part of this registration statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                SIGNATURES

  Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, the State of Texas, on September 10, 1999.

                                          RELIANT ENERGY, INCORPORATED

                                            (Registrant)

                                          By:   /s/ R. Steve Letbetter
                                            -----------------------------------

                                            R. Steve Letbetter,

                                            President and Chief Executive
                                             Officer

  Pursuant to the requirements of the Securities Act of 1933, this Amendment has been signed by the following persons in the capacities and on the dates indicated.

             Signature                           Title                    Date
             ---------                           -----                    ----

   /s/   R. Steve Letbetter          President, Chief Executive    September 10, 1999
____________________________________ Officer and Director
       (R. Steve Letbetter)          (Principal Executive Officer
                                     and Director)

      /s/ Stephen W. Naeve           Vice Chairman and Chief       September 10, 1999
____________________________________ Financial Officer (Principal
        (Stephen W. Naeve)           Financial Officer)

   /s/  Mary P. Ricciardello         Senior Vice President and     September 10, 1999
____________________________________ Comptroller (Principal
       (Mary P. Ricciardello)        Accounting Officer)

                 *                   Directors                     September 10, 1999
____________________________________
   (Richard E. Balzhiser, Milton
              Carroll,
     John T. Cater, O. Holcombe
  Crosswell, Robert J. Cruikshank,
          Linnet F. Deily,
 Lee W. Hogan, T. Milton Honea and
        Alexander F. Schilt)

                 *                   Chairman of the Board         September 10, 1999
____________________________________
           (Don D. Jordan)

    /s/  Hugh Rice Kelly

*By_______________________

     (Hugh Rice Kelly)

      Attorney-in-fact

                               INDEX TO EXHIBITS

                                           Report or     SEC File or
 Exhibit                                 Registration    Registration  Exhibit
 Number      Document Description          Statement        Number    Reference
 -------     --------------------        ------------    ------------ ---------
   1*    Form of Underwriting
         Agreement
  4.1    Form of Senior Indenture
  4.2    Form of Subordinated
         Indenture
  4.3    Form of Senior Debt
         Security (included in
         Exhibit 4.1)
  4.4    Form of Subordinated Debt
         Security (included in
         Exhibit 4.2)
   5     Opinion of Baker & Botts,
         L.L.P.
 12.1**  Statement Regarding           Form 10-Q for the    1-3187       12
         Computation of Ratios for     quarterly period
         the six month periods ended   ended June 30,
         June 30, 1998                 1998
 12.2**  Statement Regarding           Form 10-Q for the    1-3187       12
         Computation of Ratios for     quarterly period
         the six month period ended    ended June 30,
         June 30, 1999                 1999
 12.3**  Statement Regarding           Form 10-K for the    1-3187       12
         Computation of Ratios for     year ended
         the twelve month periods      December 31,
         ended December 31, 1998,      1998
         1997, 1996, 1995 and 1994
 23.1    Consent of Deloitte &
         Touche LLP
 23.2    Consent of Baker & Botts,
         L.L.P. (included in Exhibit
         5)
 24***   Power of Attorney
 25.1    Statement of Eligibility
         under the Trust Indenture
         Act of 1939, as amended
         (the "Trust Indenture
         Act"), of Chase Bank of
         Texas, National Association
         under the Senior Indenture
 25.2    Statement of Eligibility
         under the Trust Indenture
         Act of Chase Bank of Texas,
         National Association under
         the Subordinated Indenture

--------
* To be filed by amendment or by a report on Form 8-K pursuant to Regulation S-K, Item 601(b).
** Incorporated herein by reference as indicated.

*** Previously filed.